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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated April 7, 1997, except as to the information presented in Note 22 to the consolidated financial statements, for which the date is January 26, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement disclosed in Note 22) on our audit of the consolidated financial statements and consolidated financial statement schedules of PICO Holdings, Inc. for the year ended December 31, 1996 included in the Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".

PricewaterhouseCoopers LLP
San Diego, California
January 26, 2000

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